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                                                                    EXHIBIT 99.2

P R O X Y             R & B COMMUNICATIONS, INC.
                   Proxy Solicited by the Board of Directors

     The undersigned hereby constitutes _____________ and ___________, or either of them, attorneys and proxies, with power of substitution in each, to act for the undersigned with respect to all common stock of the undersigned at a special meeting of shareholders to be held at 1900 Roanoke Road, Daleville, Virginia 24083, on ________, 2000, at _____p.m., or any adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

                                                            FOR  AGAINST ABSTAIN

1.   To consider and vote upon a proposal to approve and
     adopt the Agreement and Plan of Merger, dated as of
     June 16, 2000, by and between R&B, CFW
     Communications Company and R&B Combination Company;   [_]    [_]     [_]
     and

2. To vote on such other business, if any, that may properly come before the meeting.


[_]  Please check box if you plan to attend the meeting.

                           (continued on other side)
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                          (continued from other side)


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Dated: ______________________________, 2000              ______________________________________________________
                                                         ______________________________________________________
                                                            (Please sign your name(s) exactly as shown hereon.)
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                                                         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
                                                         MANNER DIRECTED HEREIN BY THE SHAREHOLDER(S).  IF NO
                                                         DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE
                                                         PROPOSAL ABOVE AND AS THE PROXIES DEEM ADVISABLE ON SUCH
                                                         OTHER MATTERS TO BE CONSIDERED AT THE MEETING.
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